Exhibit 10.4

Business Cooperation Agreement

This Business Cooperation Agreement (hereinafter referred to as the “Agreement”) was entered into on December 13, 2018 by and among:

Party A:	Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “WFOE”);

Party B:	Domestic Affiliates, Long-Spring Education Holding Group Limited (hereinafter referred to as “Long-Spring Education Holding”) and its subsidiaries and schools (see Appendix I hereto for details) (one or all of the aforesaid civil parties is or are hereinafter referred to as a “Domestic Affiliate” or the “Domestic Affiliates”); and

Party C:	The shareholders of Long-Spring Education Holding (see Appendix II hereto for details, hereinafter referred to as the “Shareholders of Long-Spring Education Holding”).

(Party A, Party B and Party C are individually referred to as a “party”, collectively referred to as the “parties”.)

Whereas:

1.

The Parties have agreed that WFOE will cooperate closely with the Domestic Affiliates in respect of the technical services, management support, consulting services, public relations maintenance, market research and marketing matters related to private education business, and on the consensus of the Parties, WFOE will provide the Domestic Affiliates with technical services, management support services and consulting services required for private education activities, including but not limited to the development, design, maintenance and update of educational software, educational websites and web page, the compilation, selection and/or recommendation of school curriculum, professional design and school teaching materials, the recruitment of teachers and other staff, training support, support for admissions, maintenance of public relations, market research and development, management and marketing consulting and other related services.

2.

The Parties have unanimously agreed that the shareholders of Long-Spring Education Holding, as the direct and/or indirect equity holder of the Domestic Affiliates, shall take all legal and necessary measures to promote the smooth development and implementation of cooperation between WFOE and the Domestic Affiliates.

3.

The Parties have unanimously agreed to enter into the Agreement to establish the rights and obligations of WFOE and other Parties in the process of cooperation and the specific content, mode, operation and other significant matters of cooperation.

In order to clarify their respective rights and obligations, upon friendly negotiations, the Parties agree as follows for joint compliance.

I. Definitions and Interpretations

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Domestic Affiliates” mean Long-Spring Education Holding and its subsidiary and schools as shown in Appendix I.

“Series of Cooperation Agreements” mean collectively refers to the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement, signed by the two or more parties of the Agreement, including the amendments thereto, and other agreements, contracts, or legal documents that are signed or issued by one or more Parties hereto from time to time to ensure signature or performance of the above agreements and that are signed or approved by WFOE in writing.

“License” means all permits, licenses, registrations, approvals, and authorizations required for the Domestic Affiliates to operate business.

“Business” means all services and business provided or operated by the Domestic Affiliates from time to time in accordance with the licenses obtained, including but not limited to private education business.

“PRC” means the People’s Republic of China (for the purpose of the Agreement only, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region).

“Assets” mean all tangible and intangible assets directly or indirectly owned by the Domestic Affiliates, including but not limited to all fixed assets, current assets, capital interests in external investment, intellectual property rights, available benefits under all contracts concluded, and any other benefits duly available to the Domestic Affiliates.

II. Representations, Warranties and Undertakings

1.	On the date of execution of the Agreement, WFOE represents, warrants and undertakes as follows:

a)	WFOE is a foreign-funded limited liability company duly established and validly existing in accordance with the PRC laws and has an independent legal personality;

b)	WFOE has the right to execute and perform the Agreement, and it has obtained all necessary and appropriate approvals and authorizations for executing and performing the Agreement;

c)	The Agreement constitutes a legal, valid and enforceable obligation of WFOE on the effective date of the Agreement;

d)

WFOE warrants that it will make its best efforts to provide related services to the Domestic Affiliates in accordance with relevant laws, regulations, regulatory documents and articles of association; and

e)

WFOE’s performance of its obligations under the Agreement does not violate the laws, regulations or rules currently in force and applicable to it, and its execution and performance of the Agreement does not violate any court’s judgment or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which it is a party or which is binding upon it, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to it.

2.	From the date of execution of the Agreement to the termination of the Agreement, the Domestic Affiliates represent, warrant and undertake as follows:

a)	They are limited liability companies and/or private non-enterprise organizations duly established and validly existing in accordance with the PRC laws and have an independent legal personality;

b)	They have the right to execute and perform the Agreement, and they have obtained all necessary and appropriate approvals and authorizations for executing and performing the Agreement;

c)	The Agreement constitutes a legal, valid and enforceable obligation of the Domestic Affiliates on the effective date of the Agreement;

d)

Any and all documents, materials and information submitted by the Domestic Affiliates to WFOE before and after the execution of the Agreement are true, complete and accurate, free from any falsehood, omission or being serious misleading;

e)	The debt situation disclosed to WFOE by the Domestic Affiliates is true, complete and accurate;

f)	The Domestic Affiliates will strictly abide by the provisions of the Agreement, and will not perform any act or omission that will affect the validity and enforceability of the Agreement;

g)

The Domestic Affiliates’ performance of their obligations under the Agreement does not violate the laws, regulations or rules currently in force and applicable to them, and their execution and performance of the Agreement does not violate any court’s judgment or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which they are parties or which is binding upon the equity or other assets held by them, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to them.

h)	There are no other encumbrances or right restrictions on the assets and other rights held by the Domestic Affiliates (except those that occur in the ordinary course of business).

3.	On the date of execution of the Agreement, the Shareholders of Long-Spring Education Holding represent, warrant and undertake as follows:

a)	They have full capacity for civil conduct, legal capacity to execute the Agreement and have rights and assume obligations under the Agreement;

b)

When the Agreement takes effect, the shareholders of Long-Spring Education Holding are the legal owners of the equity interests of Long-Spring Education Holding, and the shareholders of Long-Spring Education Holding together hold 100% of the equity interests of Long-Spring Education Holding.

c)

Except for the right restrictions created on the equity due to the Series of Cooperation Agreements, the Long-Spring Education Holding’s equity interests held by the shareholders of Long-Spring Education Holding is free from any other encumbrances or right restrictions;

d)	The Agreement, after being executed by them, constitutes a legal, valid and binding obligation of them;

e)

Any and all documents, materials and information submitted by the Domestic Affiliates to WFOE before and after the execution of the Agreement are true, complete and accurate, free from any falsehood, omission or being serious misleading;

f)	The debt situation disclosed to WFOE by the Domestic Affiliates is true, complete and accurate;

g)

The shareholders of Long-Spring Education Holding will strictly abide by the provisions of the Agreement, and will not perform any act or omission that will affect the validity and enforceability of the Agreement;

h)

The performance of their obligations under the Agreement does not violate the laws, regulations or rules currently in force applicable to them, and their execution and performance of the Agreement does not violate any court’s judgment or any arbitral agency’s award, or any administrative authority’s decision, approval, license or any other agreement to which they are parties or which is binding upon the equity or other assets held by them.

III. Means of Cooperation

1.

In order to carry out full cooperation, in addition to the Agreement, at the same time as the Agreement is entered into, the Parties have separately entered into the Series of Cooperation Agreements, including but not limited to, the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement. The Parties unanimously confirm that through the execution of the Series of Cooperation Agreements, WFOE has established various business relationships with the Domestic Affiliates, that WFOE will provide the Domestic Affiliates with technical services, management support services and consulting services required for private education activities, including but not limited to the development, design, maintenance and update of educational software, educational websites and web page, the compilation, selection and/or recommendation of school curriculum, professional design and school teaching materials, the recruitment of teachers and other staff, training support, support for admissions, maintenance of public relations, market research and development, management and marketing consulting and other related services, that the Domestic Affiliates shall make various payments to WFOE under these agreements, and that the daily operating activities of the Domestic Affiliates will thereby have a material effect on their ability to pay the corresponding payments to WFOE.

The Parties understand that the actual services provided by WFOE are limited to the scope of WFOE’s approved business scope; where the services a Party requests to be provided by WFOE exceed its approved business scope, WFOE will apply to expand its business scope to the maximum extent permitted by law, and provide related services after being allowed to expand its business scope.

2.

The Parties unanimously agree that the comprehensive cooperation established by the Parties through the execution of the Series of Cooperation Agreements is sole and exclusive. Without the prior written consent of WFOE, during the terms of the Series of Cooperation Agreements, neither the Domestic Affiliates nor the Shareholders of Long-Spring Education Holding shall negotiate or engage in any form of cooperation and/or transaction with any third parties that competes or conflicts with or is similar to the aforesaid cooperation and/or transactions.

3.

In order to ensure the performance of the Series of Cooperation Agreements, the Domestic Affiliates shall abide by the following requirements, and in the case that the Domestic Affiliates establish any subordinate enterprises or organizations in the future, the Domestic Affiliates shall also procure such subordinate enterprises and organizations to abide by the following requirements:

a)

continue to carry out private education activities carefully and effectively in accordance with good financial and business standards, and maintain the value of assets of the Domestic Affiliates and the quality and level of private education;

b)	prepare school development plans and annual work plans in accordance with WFOE’s instructions;

c)	engage in private education activities and other related businesses with the assistance of WFOE;

d)	carry out related business, manage daily operations and conduct financial management in accordance with WFOE’s proposals, recommendations, standards and other business instructions;

e)	implement WFOE’s proposals on the appointment and dismissal of senior management and employees;

f)	adopt WFOE’s proposals, guidelines and plans for their strategic development;

g)

for the purpose of developing education business, continue to conduct related businesses and maintain the legality and validity of any and all government permits, licenses, authorizations and approvals required to conduct business, free from any act or omission that may lead to such government permits, licenses, authorizations and approvals becoming invalid, revoked, or expired and failing to be renewed; where within the term of the Agreement, any and all government permits, licenses, authorizations or approvals required by the Domestic Affiliates to conduct business should be changed and/or added in line with the changes in regulations of relevant government authorities, the Domestic Affiliates will make such changes and/or additions in accordance with the requirements of any PRC law;

h)

when requested by WFOE, provide relevant information on the business, operation, management and financial status of the Domestic Affiliates, and promptly inform WFOE of any circumstances that have or may have a material adverse effect on their business and operations, and make the best efforts to prevent such circumstances from occurring and/or an increase in losses;

i)

when requested by WFOE, purchase and maintain insurances for the assets and business of the Domestic Affiliates from insurance companies recognized by WFOE. The amount and type of insurance shall be the same as those of the insurances usually purchased by the companies and schools that conduct similar businesses or own similar property or assets in the same area; and

j)

from the date of execution of the Agreement, deliver to WFOE for proper preservation and management all authorized seals (including but not limited to common seals and financial seals) and the originals of registration documents (including but not limited to the school’s Certificate of Registration of Private Non-Enterprise Organizations, School License and the school’s articles of association, and other documents or articles that WFOE considers necessary to achieve the objectives under the Series of Cooperation Agreements.

The shareholders of Long-Spring Education Holding undertake that they will promote and ensure the performance of the aforesaid obligations.

4.

The shareholders of Long-Spring Education Holding agree that they will make the persons designated by WFOE to serve as the directors of the Domestic Affiliates in accordance with the laws and regulations and the procedures prescribed by the articles of association of the Domestic Affiliates, and guarantee that the directors recommended by WFOE will serve as the chairmen of the Domestic Affiliates (if there is the position of chairman), and guarantee that the personnel designated by WFOE serve as managers, chief financial officers and other officers of the Domestic Affiliates.

5.

In the case that the directors or officers designated by WFOE in clause 4 above no longer have a labor or employment relationship with WFOE, regardless of whether they leave the company voluntarily or are dismissed by WFOE, they will also be disqualified from holding any positions in the Domestic Affiliates. In this case, other persons designated by WFOE should be appointed to the corresponding positions again in accordance with clause 4 above.

6.

For the purposes of clauses 4 and 5 above, the Domestic Affiliates will take all necessary company’s and school’s internal and external procedures to legally complete the dismissal and appointment in accordance with the laws, the articles of association of the Domestic Affiliates and the provisions of the Agreement.

7.	The Domestic Affiliates will provide WFOE with all information on the operating and financial status of the Domestic Affiliates in full compliance with the requirements of WFOE.

8.

Where any investigation, litigation, arbitration, administrative proceedings or other legal proceedings concerning the assets, business and income of the Domestic Affiliates occur or may occur, the Domestic Affiliates and the shareholders of Long-Spring Education Holding undertake to notify WFOE of the same immediately.

9.

The Shareholders of Long-Spring Education Holding hereby confirm that they have authorized WFOE or its designated person to exercise all voting rights of the Shareholders of Long-Spring Education Holding on their behalf at the meetings of shareholders of Long-Spring Education Holding based on the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney entered into with WFOE. The Shareholders of Long-Spring Education Holding agree that they will provide all assistance to WFOE in exercising such rights, including but not limited to providing the person designated by WFOE with a power of attorney or withdraw the power of attorney with regard to the entrusted matters at any time in accordance with the requirements of WFOE.

10.

Long-Spring Education Holding hereby confirms, in the case that a Domestic Affiliate is a limited company, its shareholders have authorized WFOE or its designated person to exercise all voting rights of the Domestic Affiliate on their behalf at the meetings of shareholders of the Domestic Affiliate based on the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney entered into with WFOE. The Domestic Affiliates agree that they will provide all assistance to WFOE in exercising such rights, including but not limited to providing the person designated by WFOE with a power of attorney or withdraw the power of attorney with regard to the entrusted matters at any time in accordance with the requirements of WFOE.

11.

Long-Spring Education Holding hereby confirms, in the case that a Domestic Affiliate is a private non-enterprise organization, its sponsor and the directors appointed by the sponsor has authorized WFOE or its designated person to exercise all voting rights of the Domestic Affiliate on their behalf at the meetings of board of the Domestic Affiliate based on the School Sponsors’ and Directors’ Rights Entrustment Agreement entered into with WFOE. The Sponsor and the directors appointed by the sponsor agree that they will provide all assistance to WFOE in exercising such rights, including but not limited to providing the person designated by WFOE with a power of attorney or withdraw the power of attorney with regard to the entrusted matters at any time in accordance with the requirements of WFOE.

12.

The Domestic Affiliates agree that, without the prior written consent of WFOE, the Domestic Affiliates will not announce the distribution of or actually distribute any reasonable return or any other income or benefit (regardless of its specific form) to the shareholders of Long-Spring Education Holding; and the shareholders of Long-Spring Education Holding agree, in the case that they obtain any reasonable return or any other income or benefit (regardless of its specific form) from the Domestic Affiliates, it shall transfer the income or benefit immediately after being realized to WFOE without any additional conditions and without consideration.

13.

In the case that WFOE must be dissolved, liquidated, bankrupted, or reorganized, the shareholders of Long-Spring Education Holding and the Domestic Affiliates unconditionally agree that other persons designated by the Proposed Listed Company to take over the rights and obligations of WFOE under the Series of Cooperation Agreements, and agree to sign all necessary documents and take all necessary measures to assist the persons designated by the Proposed Listed Company to achieve the succession of the aforesaid contractual rights and obligations; or the shareholders of Long-Spring Education Holding agree to procure the sale or other disposal of the interests directly or indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates in accordance with the instructions of the Proposed Listed Company, and procure the transfer of all the proceeds from the legal disposal of the interests directly or indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates to the Proposed Listed Company or other persons designated by the Proposed Listed Company without consideration; or the shareholders of Long-Spring Education Holding agree to procure the sale or other disposal of some or all of the assets of the Domestic Affiliates in accordance with the instructions of the Proposed Listed Company, and procure the transfer of part of all the proceeds from the legal disposal of the assets of the Domestic Affiliates, which should be attributable to the shareholders of Long-Spring Education Holding, to the Proposed Listed Company or other persons designated by the Proposed Listed Company without consideration.

14.

The shareholders of Long-Spring Education Holding agree and undertake that, in the case that a Domestic Affiliate is dissolved, liquidated, etc., firstly, WFOE and/or its authorized person has the right to exercise all shareholders’ and/or sponsor’s rights on behalf of the shareholders and/or sponsor of the Domestic Affiliate, including but not limited to, the right to decide to dissolve and liquidate the Domestic Affiliate, the right to designate and appoint the members of the liquidation group and/or their agents within the Domestic Affiliate, and the right to approve the liquidation plan and liquidation report; secondly, the shareholders and/or sponsor of the Domestic Affiliate agree to transfer all the property that is attributable to or obtained by the shareholders and/or sponsor of the Domestic Affiliate in their respective capacities due to the dissolution, liquidation and acquisition of the Domestic Affiliate, to other persons designated by WFOE or other persons designated by the Proposed Listed Company without consideration, and instruct the liquidation group of the Domestic Affiliate to deliver the aforesaid property directly to WFOE and/or other persons designated by the Proposed Listed Company; thirdly, if, in accordance with the PRC laws then effective , the aforesaid transfer must be made with consideration, in addition to the transfer with consideration and direct delivery, the sponsor and/or the shareholders of the Domestic Affiliates further agree to return the transfer consideration in full to WFOE and/or other persons designated by the Proposed Listed Company to ensure that WFOE and/or other persons designated by the Proposed Listed Company will not suffer any loss.

15.

Where an increase in the capital of Long-Spring Education Holding by the shareholders of Long-Spring Education Holding must be subject to the consent of WFOE, and where the shareholders of Long-Spring Education Holding have agreed and confirmed that they will pledge all the equity corresponding to the increase in the registered capital of Long-Spring Education Holding to WFOE as a security for the performance of obligations and debt repayment under the Series of Cooperation Agreements, the Parties agree to prepare well relevant agreement to pledge the equity of the increased capital before the shareholders of Long-Spring Education Holding increase the capital of Long-Spring Education Holding, to execute the equity pledge agreement on the day of completion of the industrial and commercial registration of the capital increase, and to complete the registration of equity pledge as soon as possible.

16.

Where the guaranty period stipulated in the Equity Pledge Agreement expires or the guaranty period registered with relevant pledge registration authority expires, and other agreements except the Equity Pledge Agreement in the Series of Cooperation Agreements are still valid, relevant guarantors will continue to provide guaranty for the performance of the obligations and debt repayment under the cooperation agreement. The scope of the guaranty provided later should not be less than the scope of the guaranty under the original guaranty contract, the guaranty provided later is to the satisfaction of WFOE and the Proposed Listed Company, and relevant guarantor will make the best efforts to register the pledge, etc. with the applicable registration authority.

17.

The shareholders of Long-Spring Education Holding and the Domestic Affiliates hereby confirm and agree that, without the prior written consent of WFOE or its designated person, the shareholders of Long-Spring Education Holding and the Domestic Affiliates will not carry out, or procure to carry out, any activities or transactions that may have a material effect on the assets, business, personnel, obligations, rights or operation of the Domestic Affiliates, nor carry out, or procure to carry out, any activities or transactions that may have a material effect on the ability of the shareholders of Long-Spring Education Holding and the Domestic Affiliates to perform their obligations under the Series of Cooperation Agreements, including but not limited to:

a)	The Domestic Affiliates set up any subordinate enterprises or organizations, including subsidiaries, branches, and private non-enterprise organizations;

b)	The Domestic Affiliates or their subordinate enterprises or organizations conduct any activities beyond the normal business scope or change their operating modes;

c)	The Domestic Affiliates and/or their subordinate enterprises or organizations merge, split, change the company organizational form, dissolve, or liquidate;

d)

The shareholders of Long-Spring Education Holding borrow money from, lend money to, inherit or accept any debts from the Domestic Affiliates or their subordinate enterprises or organizations, or provide guaranty for any debt;

e)

The Domestic Affiliates or their subordinate enterprises borrow money from, lend money to, inherit or accept any debt from any third party, or provides guaranty for any debt, with the exception where such debts are generated in the ordinary course of business of the Domestic Affiliate and the amount of the individual debt is less than RMB ONE HUNDRED THOUSAND (100,000) Yuan;

f)

Change or dismiss the directors, supervisors of any Domestic Affiliates or their subordinate enterprises or organizations, or dismiss and replace any officers of any Domestic Affiliates or their subordinate enterprises or organizations, including but not limited to managers, deputy managers, chief financial officers, chief technology officers, principals, deans, etc., or increase or decrease the compensation and benefits of the directors, supervisors, managers, principals, deans and other officers of any Domestic Affiliates or their subordinate enterprises or organizations, or modify the terms and conditions of employment of the directors, supervisors, managers, principals, deans and other officers of any Domestic Affiliates or their subordinate enterprises or organizations;

g)

Sell, transfer, lend or authorize to use, to third parties other than WFOE or its designated person, or otherwise dispose of, assets or rights of the Domestic Affiliates or their subordinate enterprises or organizations, including but not limited to the domain names, trademarks, intellectual property rights, proprietary technologies registered by the Domestic Affiliates or their subordinate enterprises or organizations, or purchase any assets or rights from third parties by the Domestic Affiliates or their subordinate enterprises or organizations, with the exception where the Domestic Affiliates dispose of or purchase assets necessary for daily operations, and the value of assets involved in a single transaction does not exceed RMB100,000;

h)

Sell to any third parties other than WFOE or its designated person the equity of the Domestic Affiliates or their subordinate enterprises or organizations/the sponsor’s interests, or increase or decrease their registered capital, or change the equity/the sponsor’s equity structure of the Domestic Affiliates or their subordinate enterprises or organizations;

i)

To provide guaranty for any third parties other than WFOE or its designated person with the equity of the Domestic Affiliates or their subordinate enterprises or organizations and/or the sponsor’s interests or with the assets or rights of the Domestic Affiliates or their subordinate enterprises or organizations, or make the Domestic Affiliates or their subordinate enterprises or organizations provide any other form of guaranty, or create any other encumbrances on the equity of the Domestic Affiliates or their subordinate enterprises or organizations and/or the sponsor’s interests or on the assets owned by the Domestic Affiliates or their subordinate enterprises or organizations;

j)	Change, modify or revoke various licenses of the Domestic Affiliates or their subordinate enterprises and organizations;

k)	Modify the articles of association or change the business scope of the Domestic Affiliates or their subordinate enterprises or organizations;

l)

Change the normal business procedures of the Domestic Affiliates or their subordinate enterprises or organizations, or modify any internal rules and regulations of the same, including but not limited to financial management systems, rules of procedure of the board of directors/shareholders’ meeting, working rules of managers/other executives, etc.;

m)

Conduct any transactions or execute any business contracts in connection with the Domestic Affiliates or their subordinate enterprises or organizations with third parties outside the existing normal business of the Domestic Affiliates or their subordinate enterprises or organizations, in the absence of any relevant planning or recommendations from WFOE or the Proposed Listed Company;

n)	Distribute dividends, reasonable returns or other payments to the shareholders or sponsor of the Domestic Affiliates or their subordinate enterprises or organizations in any way;

o)

Engage in any activity that has an adverse effect on the daily operation, business, assets of the Domestic Affiliates or their subordinate enterprises or organizations and on the ability of the Domestic Affiliates or their subordinate enterprises or organizations to pay WFOE;

p)

Conduct any transaction that has or may have an adverse effect on the various cooperation between WFOE and the Shareholders of Long-Spring Education Holding, the Domestic Affiliates or their subordinate enterprises or organizations under the Series of Cooperation Agreements; and

q)

Transfer the rights and obligations under the Agreement and other cooperation agreements to any third party other than WFOE or its designated person, or the shareholders of Long-Spring Education Holding, the Domestic Affiliates or their subordinate enterprises or organizations establish or enter into with any third party any cooperation or business relationship that is the same as or similar to this cooperation.

18.

The shareholders of Long-Spring Education Holding undertake to WFOE that they have made all proper arrangements and signed all necessary documents to ensure that in the event of their death, incapacity, restricted capacity, divorce or other occurrences that may affect their exercise the (direct and/or indirect) equity in Long-Spring Education Holding, the persons who may therefore inherit their (direct and/or indirect) equity or related rights in Long-Spring Education Holding, such as successors, guardians, spouses, etc. will not affect or hinder the performance of the Series of Cooperation Agreements. Related arrangements include but are not limited to:

a)

The shareholders of Long-Spring Education Holding and their spouses unanimously agree that, in the event of incapacity, restricted capacity of the shareholders of Long-Spring Education Holding, all of their (direct and indirect) equity interests in Long-Spring Educational Holding will be transferred, unconditionally and free of charge, to WFOE or other person designated by the Proposed Listed Company. The shareholders of Long-Spring Education Holding and their spouses further agree that under such circumstances, the shareholders of Long-Spring Education Holding, their spouses and guardians must respond, unconditionally and free of charge, to the requests from WFOE or other persons designated by the Proposed Listed Company for all necessary assistance and support to complete the legal procedures related to the aforesaid transfer of equity interests;

b)

The shareholders of Long-Spring Education Holding and their spouses unanimously agree that, upon the death of either the Shareholders of Long-Spring Education Holding or their spouses, the (direct and indirect) equity interests of the shareholders of Long-Spring Education Holding in Long-Spring Education Holding will be transferred to WFOE or the person designated by the Proposed Listed Company free of charge and unconditionally, other than being included in the scope of legal inheritance of the deceased. The shareholders of Long-Spring Education Holding and their spouses unanimously agree that under such circumstances, the estate administrators of the deceased must respond, unconditionally and free of charge, to the requests from WFOE or other persons designated by the Proposed Listed Company for all necessary assistance and support to complete the legal procedures related to the aforesaid transfer of equity interests; and

c)

The shareholders of Long-Spring Education Holding and their spouses unanimously agree that, in the event of divorce between the shareholders of Long-Spring Education Holding and their spouses, all the (direct and indirect) equity interests of the shareholders of Long-Spring Education Holding in Long-Spring Educational Holding will be transferred to WFOE or other persons designated by the Proposed Listed Company without consideration and without conditions, other than being included in the scope of property to be divided or distributed as a result of the divorce. The shareholders of Long-Spring Education Holding and their spouses unanimously agree that under such circumstances, the shareholders of Long-Spring Education Holding and their spouses must respond, unconditionally and free of charge, to the requests from WFOE or other persons designated by the Proposed Listed Company for all necessary assistance and support to complete the legal procedures related to the aforesaid transfer of equity interests.

19.

The shareholders of Long-Spring Education Holding unanimously agree that, in the event that the equity interests held by the Shareholders of Long-Spring Education Holding in Long-Spring Education Holding is petitioned for compulsory enforcement, or in the event of other similar occurrences that may constitute a major restriction or other disposal of the equity interests held by the Shareholders of Long-Spring Education Holding in Long-Spring Education Holding, Zhang Shaowei will assume joint and several responsibilities to provide WFOE and/or other persons designated by the Proposed Listed Company with full capital immediately and free of charge, and to accept the transfer of equity interests held by cooperate shareholders in Long-Spring Education Holding at a price permitted by the PRC laws. The shareholders of Long-Spring Education Holding further agree that under such circumstances, the shareholders of Long-Spring Education Holding and Long-Spring Education Holding must respond, unconditionally and free of charge, to the requests from WFOE or other persons designated by the Proposed Listed Company for all necessary assistance and support to complete the legal procedures related to the aforesaid transfer of equity of Long-Spring Education Holding, and will voluntarily and irrevocably waive the exercise of statutory and/or agreed revocation rights, and will not conduct other acts and/or omissions that may prevent WFOE or the person designated by the Proposed Listed Company from obtaining and exercising the equity of Long-Spring Education Holding.

20.

The shareholders of Long-Spring Education Holding warrant to WFOE that, without the prior written consent of WFOE, the shareholders of Long-Spring Education Holding (whether alone or jointly) will not directly or indirectly carry out, participate in, or engage in any business or activity that competes with or may constitute competition with the business of the Proposed Listed Company and its subsidiaries, the Domestic Affiliates and their subordinate enterprises or organizations, nor acquire or hold any business that competes with or may constitute competition with the Domestic Affiliates and their subordinate enterprises or organizations, nor take advantage of the information obtained from the Domestic Affiliates and their subordinate enterprises or organizations to engage in or directly or indirectly participates in any businesses that compete with or may constitute competition with the Domestic Affiliates and their subordinate enterprises or organizations, nor gain any benefit from any business s that compete with or may constitute competition with the Domestic Affiliates and their subordinate enterprises or organizations.

21.

The shareholders of Long-Spring Education Holding confirm and agree that, in the event that the Shareholders of Long-Spring Education Holding (whether alone or jointly), directly or indirectly, carry out, participate in or engage in any business or activity that competes with or may constitute competition with the business of the Proposed Listed Company and its subsidiaries, the Domestic Affiliates and their subordinate enterprises or organizations, WFOE and/or other subjects designated by the Proposed Listed Company shall be entitled to an option free of charge in accordance with the contract, requiring (i) the legal entity engaged in the business of competition to promptly enter into a full set of arrangements with WFOE and/or other subjects designated by the Proposed Listed Company, which are similar to the Series of Cooperation Agreements and under which the consideration must be determined by the Parties based on the principles of fairness and reasonableness and in accordance with the valuation of third-party professional valuers and applicable laws and regulations and the mechanisms and procedures required by the listing rules; or (ii) cease to engage in such competitive business. WFOE and/or the Proposed Listed Company shall be entitled to decide within a reasonable time after receiving the written notice from the shareholders of Long-Spring Education Holding whether to require the legal entity engaged in competition business to enter into a full set of arrangements similar to the Series of Cooperation Agreements with WFOE and/or other subjects designated by the Proposed Listed Company. Where WFOE and/or other subjects designated by the Proposed Listed Company choose to exercise the rights in (i) above, the Shareholders of Long-Spring Education Holding shall procure and ensure the legal entity engaged in competition business to enter into a full set of arrangements similar to the Series of Cooperation Agreements with WFOE in time; where WFOE and/or other subjects designated by the Proposed Listed Company choose to exercise the rights in (2) above, the shareholders of Long-Spring Education Holding shall terminate such competitive business in a reasonable manner within a reasonable time in order to eliminate the business competition between the shareholders of Long-Spring Education Holding and the Proposed Listed Company and WFOE.

22.

The shareholders of Long-Spring Education Holding and the Domestic Affiliates warrant to WFOE that they will not take any acts or omissions that may be contrary to the purpose and intention of the Series of Cooperation Agreements, which leads to or may lead to a conflict of interests between WFOE and the shareholders of Long-Spring Education Holding, the Domestic Affiliates and their subordinate enterprises and organizations. In the event of a conflict between the shareholders of Long-Spring Education Holding, the Domestic Affiliates and WFOE during the performance of the Series of Cooperation Agreements, the shareholders of Long-Spring Education Holding and the Domestic Affiliates will safeguard the legal interests of WFOE in the Series of Cooperation Agreements and obey the instructions of WFOE accordingly.

23.

The shareholders of Long-Spring Education Holding confirm to WFOE that after the shareholders of Long-Spring Education Holding in Long-Spring Education Holding have contributed their entire capital to Long-Spring Education Holding, such contributed capital will become the asset of Long-Spring Education Holding, and the shareholders of Long-Spring Education Holding will not in any event require Long-Spring Education Holding to repay the contributed capital, nor require WFOE to compensate for the contributed capital.

24.

The shareholders of Long-Spring Education Holding unanimously agree that their rights and obligations under the Series of Cooperation Agreements are an integral part incidental to their equity in Long-Spring Education Holding, and unless otherwise instructed by WFOE, any person’s acquiring and/or exercising the equity of Long-Spring Education Holding through any means (including but not limited to acceptance of transfer, property division, inheritance, guardianship, agency) shall be deemed to recognize and accept the corresponding rights and obligations under the Series of Cooperation Agreements, as if the person had executed the Series of Cooperation Agreements in person. Where any of the foregoing persons challenges, raises an objection or makes other reservations to the corresponding rights and obligations under the Series of Cooperation Agreements, any acts or omissions of such persons that conflict with the Series of Cooperation Agreements shall be invalid, and WFOE shall reserve the legal right to recover the its losses, if any, arising therefrom.

25.

The Domestic Affiliates agree that their rights and obligations under the Series of Cooperation Agreements are an integral part incidental to the interests held by them in the sponsor of the Domestic Affiliates, and unless otherwise instructed by WFOE, any person’s acquiring and/or exercising the interests of the shareholders and/or sponsor of the Domestic Affiliates through any means (including but not limited to acceptance of transfer, merger, division, bankruptcy management, dissolution, liquidation, property escrow, agency) shall be deemed to recognize and accept the corresponding rights and obligations under the Series of Cooperation Agreements, as if the person had executed the Series of Cooperation Agreements in person . Where any of the foregoing persons challenges, raises an objection or makes other reservations to the corresponding rights and obligations under the Series of Cooperation Agreements, any acts or omissions of such persons that conflict with the Series of Cooperation Agreements shall be invalid, and WFOE shall reserve the legal right to recover the its losses, if any, arising therefrom.

IV. Financial Management and Payment of Fees

1. Service Fees

a)

In accordance with the Agreement and the Exclusive Technical Service and Management Consultancy Agreement, WFOE will provide the Domestic Affiliates with exclusive technical services and exclusive management consulting services required for private education activities, including but not limited to the development, design, maintenance and update of educational software, educational websites and web page, the compilation, selection and/or recommendation of school curriculum, professional design and school teaching materials, the recruitment of teachers and other staff, training support, support for admissions, maintenance of public relations, market research and development, management and marketing consulting and other related services. The Domestic Affiliates shall pay WFOE technical service fees, management and consulting service fees, etc. (hereinafter referred as collectively to the “Service Fees”) as a consideration in accordance with relevant agreements.

b)

For details of the calculation, confirmation and payment of the Service Fees, please refer to the relevant provisions of “V. Service Fees” in the Exclusive Technical Service and Management Consultancy Agreement.

2. Financial Statements

The Domestic Affiliates shall adopt the accounting system established and implemented in accordance with sound business practices, and prepare the financial statements of the Domestic Affiliates and their subordinate enterprises or organizations in compliance with WFOE requirements, and shall deliver such financial statements and other financial reports to WFOE within 3 working days from the date of completion of the same.

3. Audit

The Domestic Affiliates shall allow WFOE, the Proposed Listed Company and/or its designated auditor to audit relevant books and records of the Domestic Affiliates and their subordinate enterprises or organizations at the principal office of the Domestic Affiliates after a reasonable notice, and to make copies of the required part of such books and records in order to verify the accuracy of the amount of income and statements in any period. For this purpose, the Domestic Affiliates agree to provide relevant information and materials about the operation, business, customers, finances, employees, etc. of the Domestic Affiliates and their subordinate enterprises or organizations, and agree that the Proposed Listed Company discloses such information and materials in order to meet the requirements of the securities regulatory authorities of the place where it intends to list.

V. Liabilities for Breach of Contract

1.

Where a Party is in breach of the Agreement and the Series of Cooperation Agreements, thereby causing all or part of the Agreement and the Series of Cooperation Agreements impossible to be performed, the defaulting party shall be liable therefor, continue to actually perform the agreements and compensate other parties for the losses incurred (including the court costs and attorney fees arising therefrom).

2.

The Parties agree that, where permitted by applicable laws, WFOE has the right to resort to the competent court or arbitration institution for statutory relief or other relief measures against the equity or land or other assets held by the defaulting party in respect of the breach by the shareholders of the Long-Spring Education Holding and the Domestic Affiliates under the Series Cooperation Agreements, including but not limited to the transfer of equity of the Domestic Affiliates and their subordinate enterprises or organizations and/or the sponsors’ interests, or the compulsory transfer of assets of the shareholders of Long-Spring Education Holding, the Domestic Affiliates and their subordinate enterprises or organizations, or ordering the dissolution and liquidation of the Domestic Affiliates and their subordinate enterprises or organizations to compensate for the losses of WFOE.

VI. Governing Laws and Settlement of Disputes

1.	Changes of Laws

At any time after the execution of the Agreement, in the case of the promulgation or amendment of any PRC law, regulations or rules, or in the case of changes in the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

a)

Where the above changes or new regulations are more favorable to any Party than the applicable laws, regulations, ordinances or rules in force on the date of execution of the Agreement (and the other Parties are not seriously affected thereby), under the coordination of WFOE, the Parties shall change the Series of Cooperation Agreements in a timely manner to obtain the benefits brought by such changes or new regulations; or the Parties should apply in a timely manner to obtain the benefits brought by such changes or new regulations, and the Parties should make the best efforts to make the application approved; and

b)

Where any Party’s economic interests under the Agreement are directly or indirectly severely and adversely affected due to the above changes or new regulations, the Agreement shall continue to be implemented in accordance with the original terms. Each Party shall use all legal means to obtain an exemption from compliance with the changes or new regulations. Where the adverse effect on the economic interests of any Party cannot be resolved in accordance with the provisions of the Agreement, after the affected Party notifies the other Parties, under the coordination by WFOE, the Parties shall promptly negotiate and make all necessary modifications to the Series of Cooperation Agreements to maintain the affected Party’s economic interests under the Agreement.

2.	The conclusion, validity, interpretation, performance, modification, and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the PRC laws.

3.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail.

4.

If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on the Parties. The arbitration commission has the right to rule that, with respect to the equity interests or the sponsors’ interests, property interests or other assets of the Domestic Affiliates, WFOE shall be compensated for the losses caused to WFOE due to the breaching behaviors of other Parties hereto, or to issue corresponding injunctions (for the purpose of business operation or forced transfer of assets), or to rule that the Domestic Affiliates shall be dissolved and liquidated. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award.

5.

At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity or the sponsor’s interests, property rights, or other assets of the breaching party according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the Domestic Affiliates are located, in addition to the PRC courts.

6.	During the arbitration, except the matters in dispute submitted to arbitration, the Parties to the Agreement shall continue to perform their other obligations under the Agreement.

7.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not exclude any other rights, powers or remedies that the Party enjoys in accordance with the provisions of laws and other provisions under the Agreement, and the exercise by a Party of rights, powers and remedies shall not preclude the Party from exercising its other rights, powers and remedies.

8.

A Party’s failure to exercise or delay in exercising any of its rights, powers or remedies under the Agreement or laws (hereinafter referred to as the “Party’s Rights”) shall not result in a waiver of the Party’s Rights; and a single or partial waiver of any rights by a Party shall not preclude the Party from exercising the Party’s Rights in other ways or from exercising other rights of the Party.

VII. Confidentiality

1.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Parties, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws and regulations or the rules or regulations governing the transactions of securities; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this clause.

2.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

3.	The Parties agree that the confidentiality provisions in this Article VII shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

VIII. Severability

1.

Where any one or more of the provisions of the Agreement are found to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of other provisions of the Agreement shall not be affected or impaired thereby in any way. The Parties shall negotiate in good faith to replace those invalid, illegal or unenforceable provisions with legally permitted and expected maximum valid provisions, and the economic effects of such valid provisions shall be similar as far as possible with those of invalid, illegal or unenforceable provisions.

IX. Term

1.

The Agreement shall take effect on the date when the Parties execute the Agreement, and shall terminate automatically after WFOE and/or other civil parties designated by the Proposed Listed Company have fully exercised their rights to acquire all (direct and indirect) interests of the shareholders of Long-Spring Education Holding in the Domestic Affiliates in accordance with the Exclusive Call Option Agreement entered into by and among them and the Domestic Affiliates and the shareholders of Long-Spring Education Holding on the date of execution of the Agreement. WFOE may terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall the Domestic Affiliates or the shareholders of Long-Spring Education Holding have the right to unilaterally terminate or rescind the Agreement.

2.

For the avoidance of doubt, in accordance with the Exclusive Call Option Agreement, if the laws and regulations of the PRC allow WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to directly hold part or all of the equity interests of the Domestic Affiliates and/or the sponsors’ equity interests, and to engage in restricted/prohibited business such as private education through the Domestic Affiliates, then WFOE shall issue an equity purchase notice as soon as practicable, and a minimum limit for the purchaser of the equity interests to acquire the (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding shall not be less than an upper threshold permitted by the laws and regulations of the PRC for WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to acquire the equity interests of the Domestic Affiliates. The Agreement shall automatically terminate after the purchaser of the entity interests has fully exercised, in accordance with the Exclusive Call Option Agreement, the option of acquiring all (direct and indirect) equity interests from the shareholders of Long-Spring Education Holding in the Domestic Affiliates.

X. Amendments

1.

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of WFOE, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses.

2.

If the Stock Exchange of Hong Kong Limited (hereinafter referred to as “SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

XI. Force Majeure

1.

If the obligations of a Party under the Agreement are not fulfilled due to a force majeure event, the liabilities under the Agreement shall be waived to the extent of impact of the force majeure event. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, wars, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, blockades, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Parties in writing and provide all relevant information.

XII. Changes of Circumstances

1.

Where at any time, as a result of the promulgation or amendment of any PRC law, regulations or rules, or due to changes in the interpretation or application of such laws, regulations or rules, or due to changes in relevant registration procedures, WFOE considers that maintaining the effectiveness and performance of the Agreement becomes illegal or violates such laws, regulations or rules, the shareholders of Long-Spring Education Holding and the Domestic Affiliates shall immediately take any action and/or sign any Agreement or other document in accordance with the written instructions of WFOE and in accordance with the requirements of WFOE, to:

(a)	keep the Agreement valid; and/or

(b)	achieve the intent and purposes of the Agreement in the manner specified in the Agreement or in other manners.

XIII. Miscellaneous

1.

The Parties agree that, to the extent permitted by the PRC laws, WFOE may transfer its rights and obligations under the Agreement to other third parties, if necessary. WFOE is only required to give a written notice to the other Parties when such transfer occurs, without the other Parties’ consent for such transfer.

2.

The Parties agree that, without the prior written consent of WFOE, neither the Domestic Affiliates nor the shareholders of Long-Spring Education Holding shall transfer their rights and obligations under the Agreement to any other party.

3.	The Parties agree that the Agreement is valid and binding on the Parties and their respective heirs, successors and assigns.

4.

In any case, where any third party, other than the shareholders of Long-Spring Education Holding, accepts the transfer of equity of Long-Spring Education Holding, the shareholders of Long-Spring Education Holding shall be obliged to cause relevant assign to accept the rights and obligations under the Series of Cooperation Agreements in writing and subject to such rights and obligations.

5.

In any case, where any third party, other than the existing shareholders of the Domestic Affiliates and/or the sponsors, accepts the transfer of interests of the shareholders of the Domestic Affiliates and/or the sponsor, the shareholders of Long-Spring Education Holding, the existing shareholders of the Domestic Affiliates and/or the sponsors shall be obliged to cause relevant assign to accept the rights and obligations under the Series of Cooperation Agreements in writing and subject to such rights and obligations.

6.	The Agreement is written in Chinese and executed in multiple counterparts having the same legal effect.

(There is no text below)

(This page is signature page (i) of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Yunnan Zhongchuang Education Tutorial School /s/ (Seal) Yunnan Zhongchuang Education Tutorial School Affixed By: /s/ Liu Kai	Beijing Hengyue Education Technology Co., Ltd. /s/ (Seal) Beijing Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang

Ordos Hengyue Education Technology Co., Ltd. /s/ (Seal) Ordos Hengyue Education Technology Co., Ltd. Affixed By: /s/ Su Kang	Ordos Hengshui Experimental High School /s/ (Seal) Ordos Hengshui Experimental High School Affixed By: /s/ Su Kang

Resort District Hengshui Experimental Secondary School /s/ (Seal) Resort District Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Chenggong Experimental Secondary School /s/ (Seal) Yunnan Hengshui Chenggong Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Hengshui Experimental Secondary School - Xishan School /s/ (Seal) Yunnan Hengshui Experimental Secondary School - Xishan School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Yiliang Experimental Secondary School /s/ (Seal) Yunnan Hengshui Yiliang Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Long-Spring Foreign Language Secondary School /s/ (Seal) Yunnan Long-Spring Foreign Language Secondary School Affixed By: /s/ Zhang Shaowei	Qujing Hengshui Experimental Secondary School /s/ (Seal) Qujing Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Yuxi Hengshui Experimental High School /s/ (Seal) Yunnan Yuxi Hengshui Experimental High School Affixed By: /s/ Zhang Shaowei

(This page is signature page (ii) of the Agreement, and contains no text)

Zhang Shaowei By: /s/ Zhang Shaowei	Wu Yu By: /s/ Wu Yu

Kunming Qiuzhen Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Qiuzhen Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Ziyue Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Ziyue Enterprise Management Partnership (LLP) Affixed By: /s/ Zhu Lidong

Kunming Shuyu Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Shuyu Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Mingde Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingde Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei

Kunming Mingzhi Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingzhi Enterprise Management Partnership (LLP) Affixed By: /s/ Wu Minglin

Appendix I: Domestic Affiliates

1.	Long-Spring Education Holding Group Limited

2.	Beijing Hengyue Education Technology Co., Ltd.

3.	Ordos Hengyue Education Technology Co., Ltd.

4.	Resort District Hengshui Experimental Secondary School

5.	Yunnan Hengshui Chenggong Experimental Secondary School

6.	Yunnan Hengshui Experimental Secondary School—Xishan School

7.	Yunnan Hengshui Yiliang Experimental Secondary School

8.	Yunnan Long-Spring Foreign Language Secondary School

9.	Qujing Hengshui Experimental Secondary School

10.	Yunnan Yuxi Hengshui Experimental High School

11.	Ordos Hengshui Experimental High School

12.	Yunnan Zhongchuang Education Tutorial School

Appendix II: List of the Shareholders of Long-Spring Education Holding

1.	Zhang Shaowei

2.	Wu Yu

3.	Kunming Qiuzhen Enterprise Management Partnership (LLP)

4.	Kunming Ziyue Enterprise Management Partnership (LLP)

5.	Kunming Shuyu Enterprise Management Partnership (LLP)

6.	Kunming Mingde Enterprise Management Partnership (LLP)

7.	Kunming Mingzhi Enterprise Management Partnership (LLP)